Exhibit 10.2

AMENDMENT TO PATENT ACQUISITION AGREEMENT

This Amendment (the “Amendment”) is entered into this 21st day of July, 2005 (the “Effective Date”), by and between Summit Telecom Systems, Inc., a New Jersey corporation having a principal place of business at 158 Chateau Thierry Avenue, Madison, New Jersey 07940 (“Assignor”), and Arbinet-thexchange, Inc., a Delaware corporation having a principal place of business at 120 Albany Street, Tower II, Suite 450, New Brunswick, New Jersey 08901 (“Assignee”).

WITNESSETH

WHEREAS, Assignor and Assignee entered into a Patent Acquisition Agreement effective May 31, 2005 (the “Patent Acquisition Agreement”) under which Assignor will receive two cash payments from Assignee in full consideration of the assignment of rights made under the Agreement;

WHEREAS, Sections 4.1 and 4.2 of the Agreement each specify January 5, 2006 as the date on which Assignor will be paid the second of such two cash payments, such second payment to be disbursed from funds deposited by Assignee, upon the closing of the transaction contemplated by the Agreement, into an Escrow Account to be established pursuant to a mutually acceptable Escrow Agreement;

WHEREAS, the Escrow Agreement entered into this 21st day of July, 2005 (the “Escrow Agreement”) by and among Assignor, Assignee and Valley National Bank (the “Escrow Agent”) specifies in Section 5.1 thereof that the second of such two cash payments, in the amount of Two Hundred Thousand U.S. Dollars ($200,000), shall be disbursed by the Escrow Agent to Assignor on June 1, 2006, subject to the provisions of the Escrow Agreement, instead of being disbursed on January 5, 2006 as contemplated by the Agreement; and

WHEREAS, Assignor and Assignee wish to amend the Agreement to conform the date in Sections 4.1 and 4.2 of the Agreement on which the second of such two cash payments is to be made to Assignor to the date specified in Section 5.1 of the Escrow Agreement for such disbursement.

NOW THEREFORE

In view of the foregoing premises and in consideration of the mutual covenants contained herein and other good and valuable consideration, sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Section 4.1 of the Agreement is hereby amended to replace “January 5, 2006,” appearing in the seventh line of such Section 4.1, with “June 1, 2006.”

2. Section 4.2 of the Agreement is hereby amended to replace “January 5, 2006,” appearing in the seventh line of such Section 4.2, with “June 1, 2006.”

3. With respect to the matters set forth herein, this Amendment amends and supersedes the Agreement and any prior amendments and all prior negotiations and writings. In all other respects the Agreement remains unchanged. All unmodified terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SUMMIT TELECOM SYSTEMS, INC.

By:	/s/ Jack J. Johnson
Name:	Jack J. Johnson
Title:	President

ARBINET-THEXCHANGE, INC.

By:	/s/ Peter P. Sach
Name:	Peter P. Sach
Title:	CVO & SVP Operations